 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 22, 2016, the board of directors (the “Board”) of Threshold Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, approved and adopted the following amendments to the Company’s Corporate Governance Guidelines (“Guidelines”).

The Guidelines were amended to provide that any nominee for director in an uncontested election who does not receive a majority of the votes cast (i.e. receives a greater number of votes “withheld” from his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board may consider all of the relevant facts and circumstances in deciding whether to accept a director’s resignation. The Board shall promptly publicly disclose its decision and an explanation of such decision regarding the resignation in a filing with the Securities and Exchange Commission and a press release.

The amended Guidelines effective April 22, 2016 are attached as an Exhibit 99.1 to this Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Corporate Governance Guidelines of Threshold Pharmaceuticals as amended effective April 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

Date: April 22, 2016	By:	/s/ Harold E. Selick, Ph.D.
	Name:	Harold E. Selick, Ph.D.
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Corporate Governance Guidelines of Threshold Pharmaceuticals as amended effective April 22, 2016